UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

614-798-5900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the Shareholders of Community Choice Financial Inc. (“Company”), elected Michael Heller to serve on the Board of Directors (the “Board”) of the Company.

It is expected that Mr. Heller will serve on at least one committee of the Board, which has yet to be determined. Mr. Heller will have the same compensation arrangement for his service as a director on the Board as the Company’s other independent directors. That compensation currently consists of an initial option grant and annual cash compensation. Like the Company’s other  independent directors, Mr. Heller will be entitled to reimbursement for reasonable out-of-pocket expenses incurred in the performance of his duties and the attendance at Board meetings.

Mr. Heller has over 25 years of experience in providing information services to the financial services industry.  He is currently a senior advisor to FactorTrust, an alternative credit bureau and is a venture partner at Oak HC/FT.  Previously, Mr. Heller was the President and co-founder of Argus Information & Advisory LLC, an information services firm that serves the payments industry that was acquired by Verisk Analytics (NASDAQ:VRSK) in 2012.  Prior to founding Argus, Mr. Heller was a consultant at First Manhattan Consulting Group.

On December 23, 2016, the Company appointed Kyle F. Hanson, age 41, as President & Chief Operating Officer of the Company, effective as of January 1, 2017.  Mr. Hanson has served as President of the Company since May 2008.  He served as the Company’s Vice President of Store Operations from February 2008 to May 2008 and as its Director of Store Operations from August 2005 to February 2008.  From December 1997 through July 2005, Mr. Hanson worked in various operational capacities for the Company, including as a store manager and a district and regional manager.

Also on December 23, 2016, the Company appointed Michael J. Durbin, age 48, as Chief Administrative Officer in addition to his on-going role as Chief Financial Officer.

Also on December 23, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved new awards under the Company’s retention plan to William E. Saunders, Jr., Kyle F. Hanson, Michael J. Durbin and Bridgette C. Roman, which awards are to be effective January 1, 2017.  These awards provide the following quarterly cash bonuses: Mr. Saunders, $400,000; Mr. Hanson, $337,500; Mr. Durbin, $187,500; and Ms. Roman, $43,750.  Each grantee will be entitled to such quarterly cash bonus following the end of each of the Company’s 2017 fiscal quarters, as long as (1) the grantee is employed by the Company, inclusive of its subsidiaries, as of the applicable payment date, and (2) the payment causes no event of default under the Company’s bond indenture, credit agreement or other debt obligations. Should any such default be caused by the payment of a quarterly bonus, then that bonus will be paid at such time as the payment will not cause a default, so long as the grantee remains employed as of the date payment may be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc

Dated: December 23, 2016	By:	/s/ Michael Durbin
Michael Durbin
Chief Financial Officer